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                                                                    Exhibit 23.3
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Colonial Direct Financial Group, Inc. (the "Company") on Form SB-2 of our Independent Auditor's Report dated February 18, 1999 on the December 31, 1998 consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Kopple & Gottlieb, LLP
-----------------------------
KOPPLE & GOTTLIEB, LLP
Certified Public Accountants

Jenkintown, Pennsylvania
June 7, 2000